Exhibit 10.6
Execution Version

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of May 13, 2025, by and between Raul Fernandez (“Executive”) and DXC Technology Company (together with any of its affiliates as may employ Executive from time to time and any successor(s) thereto, the “Company”). Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Employment Agreement (as defined below).

WITNESSETH:

    WHEREAS, the Company and Executive previously entered into that certain Employment Agreement, effective as of April 1, 2024 (the “Employment Agreement”);

WHEREAS, the Company and Executive desire to amend the Employment Agreement in certain respects, effective as of the date hereof (the “Effective Date”).

NOW, THEREFORE, in consideration of the premises and their mutual covenants and promises contained herein, the Company and Executive agree to the following:

1.Section 1(a) of the Employment Agreement is hereby deleted and replaced in its entirety as follows:

“(a) As used herein, the phrase “Term of Employment” shall mean the period commencing on the Effective Date and ending on the earliest to occur of (i) March 31, 2028 or (ii) the date of termination of Executive’s employment in accordance with any one of Sections 5(a) through 5(f) below; provided, however, that the Term of Employment will automatically extend for additional one-year periods unless either party provides notice of non-extension not later than six (6) months prior to March 31, 2028 or any extended annual period.”

2.The first sentence of Section 2(a) of the Employment Agreement is hereby deleted and replaced in its entirety as follows:

“Effective as of April 1, 2025, the Company agrees to pay to Executive as a salary during the Term of Employment the sum of $1,500,000 per year, payable in accordance with the normal payroll practices of the Company in the United States as in effect from time to time.”

3.The second sentence of Section 2(b) of the Employment Agreement is hereby deleted and replaced in its entirety as follows:

“Effective as of April 1, 2025, Executive’s target annual bonus under the AIP in respect of each fiscal year shall be 250% of Base Salary and his maximum annual bonus shall be 500% of Base Salary.”

Exhibit 10.6
Execution Version

4.Except as expressly modified hereby or as specifically provided herein, the Employment Agreement shall remain in full force and effect following the date hereof pursuant to its current terms. This Amendment, together with the Employment Agreement (as modified hereby), represent the entire agreement with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof.

    4.    This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

[signature page follows]
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Exhibit 10.6
Execution Version

IN WITNESS WHEREOF, the Company and Executive have freely and voluntarily executed this Agreement as of the date and year first above written.

                            EXECUTIVE

                             /s/ Raul Fernandez
                            Raul Fernandez

                            DXC TECHNOLOGY COMPANY

                     By: /s/ Jennifer Ragone
Title: Executive Vice President Chief People Officer

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